================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               AVATEX FUNDING, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                                75-2832486
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

5910 North Central Expressway,
Suite 1780
Dallas, Texas                                                75206
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:
333-84849

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

       Securities to be registered pursuant to Section 12(g) of the Act:

                               Title of Each Class
                               to be so Registered
                               -------------------

                              6.75% Notes due 2002


810471 v.1

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           Reference is made to the information contained under the captions "Description of the Avatex Funding 6.75% Notes" and "Material Federal Income Tax Consequences of the Merger--Treatment of the 6.75% Notes" of the preliminary Proxy Statement/Prospectus, dated October 12, 1999, contained in the Registration Statement on Form S-4 (File No. 333-84849) filed by Avatex Funding, Inc. (the "Company") under the Securities Act of 1933, for a description of the Company's 6.75% Notes due 2002 (the "6.75% Notes") being registered hereby. Such information is incorporated by reference.

ITEM 2.    EXHIBITS

           1. Form of Indenture relating to the 6.75% Notes (incorporated herein by reference to Exhibit 4-A to the Company's Registration Statement on Form S-4, No. 333-84849).

           2. Form of Subrogation Agreement by and between Bart A. Brown, Jr., as trustee under Chapter 7 of Title 11 of the United States Code of FoxMeyer Corporation, et al., and the trustee for the 6.75% Notes (incorporated herein by reference to Exhibit 10-X to the Company's Registration Statement on Form S-4, No. 333-84849).

           3. Form of Pledge and Security Agreement by Avatex Funding, Inc. and Avatex in favor of the Collateral Agent for the collateral securing the 6.75% Notes (incorporated herein by reference to Exhibit 10-Y to the Company's Registration Statement on Form S-4, No. 333-84849).

           4. Form of the Company's Restated Certificate of Incorporation to be effective upon the effectiveness of the merger of Xetava Corporation with and into Avatex Corporation (incorporated herein by reference to Exhibit 3-H to the Company's Registration Statement on Form S-4, No. 333-84849).

           5. Pages I-90 through I-104 and I-120 through I-122 of the Company's preliminary Proxy Statement/Prospectus dated October 12, 1999 (incorporated herein by reference to the Company's Registration Statement on Form S-4, No. 333-84849).

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 14, 1999

                                    AVATEX FUNDING, INC.



                                    By:    /s/ Melvyn J. Estrin
                                       ----------------------------------------
                                       Name:   Melvyn J. Estrin
                                       Title:  Co-Chairman of the Board and
                                               Co-Chief Executive Officer

                                  EXHIBIT INDEX


EXHIBIT NUMBER                    DESCRIPTION OF EXHIBIT
--------------                    ----------------------

1. Form of Indenture relating to the 6.75% Notes (incorporated herein by reference to Exhibit 4-A to the Company's Registration Statement on Form S-4, No. 333-84849).

2. Form of Subrogation Agreement by and between Bart A. Brown, Jr., as trustee under Chapter 7 of Title 11 of the United States Code of FoxMeyer Corporation, et al., and the trustee for the 6.75% Notes (incorporated herein by reference to Exhibit 10-X to the Company's Registration Statement on Form S-4, No. 333-84849).

3.                Form of Pledge and Security Agreement by Avatex Funding, Inc.
                  and Avatex in favor of the Collateral Agent for the collateral securing the 6.75% Notes (incorporated herein by reference to Exhibit 10-Y to the Company's Registration Statement on Form S-4, No. 333-84849).

4. Form of the Company's Restated Certificate of Incorporation of to be effective upon the effectiveness of the merger of Xetava Corporation with and into Avatex Corporation (incorporated herein by reference to Exhibit 3-H to the Company's Registration Statement on Form S-4, No. 333-84849).

5. Pages I-90 through I-104 and I-120 through I-122 of the Company's preliminary Proxy Statement/Prospectus dated October 12, 1999 (incorporated herein by reference to the Company's Registration Statement on Form S-4, No. 333-84849).